                                                                     Exhibit 3.1

                                Industry Canada
                               Industrie Canada
                                    FORM 1
                                   FORMULE 1
                       Canada Business Corporations Act
                  Loi canadienne sur les societes par action
                           ARTICLES OF INCORPORATION
                             STATUTS CONSTITUTIFS
                                  (SECTION 6)
                                  (ARTICLE 6)


1-Name of Corporation
Denomination de la societe
imagicTV Inc.

2-The place in Canada where the registered office is to be situate Lieu au Canada ou doit etre situe le siege social

Saint John, New Brunswick

3-The classes and any maximum number of shares that the corporation is authorized to issue
Categories et tout nombre maximal d'actions que la societe est autorisee a emettre

     An unlimited number of voting common shares being designated as Class A Shares, an unlimited number of non-voting common shares being designated as Class B Shares and an unlimited number of non-voting common shares being designated as Class C Shares. The rights, privileges, restrictions and conditions attached to the Class A Shares, the Class B Shares and the Class C Shares are set forth in Schedule I attached hereto and incorporated in this form.

4-Restriction, if any, on share transfers
Restrictions sur le transfert des actions, s'il y a lieu

See Schedule II attached hereto and incorporated in this form.

5-Number (or minimum and maximum number) of directors
Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum of one (1) maximum of nine (9) as the directors may from time to time determine

6-Restrictions, if any, on business the corporation may carry on Limites imposees a l'activite commerciale de la societe, s'il y a lieu

None

7-Other provisions, if any
     Autres dispositions, s'il y a lieu

See Schedule III attached hereto and incorporated in this form.

8-Incorporators--Fondateurs.

Name(s)--Nom(s)Address (include postal code)
Adresse (inclure le code postal)
Signature

John M. McNair
40 Wellington Row, P.O. Box 6850, Sta. A Saint John, N.B. E2L 4S3

FOR DEPARTMENTAL USE ONLY A L'USAGE DU MINISTERE SEULEMENT
Filed--Deposee Corporation No. - No de la societe
345065-1
Dec 30 1997
IC 3419 (5/95)

SCHEDULE I
to the Articles of Incorporation for imagicTV Inc.

Rights, Privileges, Restrictions and Conditions Attached to the Class A Shares, the Class B Shares and the Class C Shares


VOTING RIGHTS
-------------

     Subject to the Canada Business Corporations Act (the "Act"), the holders of
                    --------------------------------
Class A Shares shall be entitled to receive notice of, to attend (in person or by proxy) and to vote at all meetings of shareholders of the Corporation (other than separate meetings of the holders of any other class of shares or series of such shares) and shall be entitled to one vote for each Class A Share held.

     Subject to the Act, the holders of Class B Shares and the Class C Shares shall be entitled to receive notice of and to attend at all meetings of shareholders of the Corporation and shall be entitled to receive all notices of meetings, information circulars and other written information from the Corporation that the holders of Class A Shares are entitled to receive from the Corporation pursuant to the provisions of the Act, the Articles of otherwise. Subject to the provisions of the Act, the holders of the Class B Shares and the Class C Shares shall not, as such, be entitled to vote at any meeting of shareholders of the Corporation.


DIVIDENDS
---------

     Subject to any preference as to dividends to any shares ranking in priority to the Class A Shares, the Class B Shares and the Class C Shares, the holders of the Class A Shares, the Class B Shares and the Class C Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the Board of Directors out of the monies of the Corporation properly applicable to the payment of dividends, at the same time and in such amounts as the Board of Directors may from time to time determine, subject as hereinafter provided. Dividends shall not be paid or declared or set aside for payment on the Class A Shares unless dividends in an equal amount are paid or set aside for payment at the same time on the Class B Shares and the Class C Shares. Dividends shall not be paid or declared or set aside for payment on the Class B Shares unless dividends in an equal amount are paid or set aside for payment at the same time on the Class A Shares and the Class C Shares. Dividends shall not be paid or declared or set aside for payment on the Class C Shares unless dividends in an equal amount are paid or set aside for payment at the same time on the Class A Shares and the Class B Shares.

SUBDIVISION AND CONSOLIDATION
-----------------------------

     None of the Class A Shares, the Class B Shares or the Class C Shares shall be subdivided, consolidated. reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

LIQUIDATION AND DISSOLUTION
---------------------------

     In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, all the property and assets of the Corporation available for distribution to the holders of the Class A Shares, the Class B Shares and the Class C Shares shall be paid or distributed to the extent available and subject to the prior satisfaction of any dividends declared and unpaid on the Class A Shares, the Class B Shares or the Class C Shares equally, share for share between the holders of the Class A Shares, the Class B Shares and the Class C Shares respectively without preference or distinction.


CORPORATION'S OFFER TO PURCHASE SHARES
--------------------------------------

     The Corporation may not make any offer to purchase Class A Shares unless at the same time it makes an offer to purchase at the same price and on the same terms as to payment, that number of Class B Shares and the Class C Shares that is the same proportion of all the Class B Shares and of the Class C Shares then outstanding as the proportion that the Class A Shares with respect to which the Corporation intends to make an offer to purchase is of all of the Class A Shares then outstanding.

     The Corporation may not make any offer to purchase Class B Shares unless at the same time it makes an offer to purchase at the same price and on the same terms as to payment, that number of Class A Shares and the Class C Shares that is the same proportion of all the Class A Shares and all of the Class C Shares then outstanding as the proportion that the Class B Shares with respect to which the Corporation intends to make an offer to purchase is of all of the Class B Shares then outstanding.

     The Corporation may not make any offer to purchase Class C Shares unless at the same time it makes an offer to purchase at the same price and on the same terms as to payment, that number of Class A Shares and the Class B Shares that is the same proportion of all the Class A Shares and all of the Class B Shares then outstanding as the proportion that the Class C Shares with respect to which the Corporation intends to make an offer to purchase is of all of the Class C Shares then outstanding.


CONVERSION OF CLASS A SHARES TO CLASS B SHARES
----------------------------------------------

     Any holder of Class A Shares shall be entitled at his option at any time to have all or any of the Class A Shares held by him converted into fully paid and non-assessable Class B Shares as the same shall be constituted at the time of conversion upon the basis of one Class B Share for each one Class A Share in respect of which the conversion right is exercised. The conversion right herein provided for may be exercised by notice in writing given to the Secretary of the Corporation accompanied by the certificate or certificates representing Class A Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Class A Shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class A Shares which the holder desires to have converted; upon receipt of such notice by the Secretary of the Corporation for the Class A Shares, the Corporation shall issue or cause to be issued certificates representing Class B Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class A Shares represented by the certificate or certificates accompanying such notice. The holder shall pay any governmental or other tax imposed on or in respect of such conversion right. If less than all the Class A Shares represented by any certificate are to be converted, the holder shall be entitled to receive without the payment of any fee a new certificate for the Class A Shares representing the shares comprised in the original certificate which are not to be converted. Upon the exercise of any right of conversion of Class A Shares into Class B Shares the stated capital accounts maintained for each of the Class A Shares and the Class B Shares then outstanding shall be adjusted in the manner required by the Act, as the same may be, from time to time, amended.

MANDATORY CONVERSION OF CLASS B SHARES AND CLASS C SHARES TO CLASS A SHARES
---------------------------------------------------------------------------

     On the day of the closing of a public offering or a listing on a stock exchange of the Class A Shares of the Corporation in either Canada or the United States all of the Class B Shares and all of the Class C Shares shall be automatically converted (the "Mandatory Conversion") into fully paid and non-assessable Class A Shares of the Corporation on the basis of one Class A Share for each Class B Share or the Class C Shares.

     Upon a Mandatory Conversion, the number of authorized Class B Shares and the Class C Shares shall be automatically reduced to zero and, upon conversion of all Class B Shares and the Class C Shares, all references to the Class B Shares and the Class C Shares shall be deleted and shall be of no further force or effect.

     The holder of record of Class B Shares and the Class C Shares shall be given written notice of a Mandatory Conversion. Such notice need not be given in advance of the occurrence of a Mandatory Conversion. Such notice shall be sent by first class or registered mail, postage prepaid, to the holder of Class B Shares and to the holder of Class C Shares at such holder's address last shown on the records of the Corporation. Upon receipt of such notice, the holder of the Class B Shares and the Class C Shares shall surrender the certificate or certificates for all Class B Shares to be converted to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of Class A Shares to which such holder is entitled. On the date of Mandatory Conversion, all rights with respect to the Class B Shares and the Class C Shares so converted, including the rights, if any, to receive dividends and notices of meetings will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of Class A Shares into which such Class B Shares and the Class C Shares have been converted. As soon as practicable after the date of a Mandatory Conversion and the surrender of the certificate or certificates for Class A Shares, the Corporation shall cause to be issued and delivered to such holder, on such holder's written order, a certificate or certificates for the number of Class A Shares issuable on such conversion in accordance with the provisions of this Article.

     All certificates evidencing shares of Class B Shares and the Class C Shares which are required to be surrendered for conversion in accordance with the provisions of this Article shall, from and after the date of Mandatory Conversion, be deemed to have been retired and cancelled and the Class B Shares represented thereby converted into Class A Shares and the Class C Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

OPTIONAL CONVERSION OF CLASS B SHARES TO CLASS A SHARES
-------------------------------------------------------

     If:

     a take-over bid (as defined in the Securities Act (Ontario)) is made with respect to the Class A Shares;

     an acquisition of control of the Corporation (for purposes of the Income
                                                                       ------
     Tax Act (Canada)) occurs;
     -------

     the Corporation proposes to sell, lease or otherwise dispose of the whole, or substantially the whole, of the undertaking of the Corporation (other than to one or more wholly-owned subsidiaries of the Corporation or other than by way of mortgage or any other secured debt obligation); or

     the Corporation proposes to voluntarily liquidate, dissolve or wind-up or distribute it assets among its shareholders for the purpose of winding-up its affairs;

     then each holder of Class B Shares shall be entitled at any time and from time to time thereafter to have all or any part of the Class B Shares held by him converted into fully paid and non-assessable Class A Shares as the same shall be constituted at the time of such conversion on the basis of one Class A Share for each Class B Share in respect of which the conversion right is exercised.

     The conversion right provided for in this Article may be exercised by delivery to the Secretary of the Corporation of the certificate or certificates representing the Class B Shares in respect of which holder thereof desires to exercise such right of conversion with the direction to convert on the reverse of such certificate or certificates or a form to like effect, duly completed and executed by the person registered on the books of the Corporation as the holder of the Class B Shares in respect of which such right is being exercised or by his duly authorized attorney. Upon receipt of such certificate or certificates and the direction to convert, the Corporation shall issue a certificate representing Class A Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class B Shares in respect of which such right of conversion is being exercised. The holder shall pay any governmental or other tax imposed on or in respect of such conversion right. If less than all the Class B Shares represented by any certificate are to be converted, the holder shall be entitled to be issued a new certificate for the Class B Shares representing the shares comprised in the original certificate which are not to be converted.

GENERAL RIGHTS AND ATTRIBUTES
-----------------------------

     Except as specifically referred to above, each Class A Share and each Class B Share and each Class C Share shall have the same rights and attributes and be the same in all respects.


                                  SCHEDULE II
              to the Articles of Incorporation for imagicTV Inc.

     The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without the previous sanction of the directors by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by all of the directors.


                                 SCHEDULE III
              to the Articles of Incorporation for imagicTV Inc.

1. The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation or who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for the securities of the Corporation is prohibited.

3. The directors are authorized to appoint one or more directors to fill vacancies on the board of directors created by an increase in the number of directors within the minimum and maximum number permitted by these articles in accordance with the Canada Business Corporations Act and any by-laws of
                            --------------------------------
     the Corporation.